UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2005

DIEBOLD, INCORPORATED

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to a Material Definitive Agreement

     On April 27, 2005, Diebold, Incorporated (the “Company”) and certain of its subsidiaries entered into a Second Amendment to Credit Agreement (the “Amendment”), amending the Amended and Restated Loan Agreement dated as of April 30, 2003, as amended by a First Amendment to Loan Agreement dated as of April 28, 2004, among the Company and certain of its subsidiaries, as borrowers, JP Morgan Chase Bank, N.A. (successor to Bank One, NA) and the other financial institutions party thereto, as lenders (the “Agreement”). The Amendment extends the term of the Agreement until April 27, 2010, permits the Company to request increases of the lenders’ loan commitments by up to $150,000,000 and makes several other agreed upon changes. A copy of the amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan Agreement, dated as of April 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: May 2, 2005	By:	/s/ Kevin J. Krakora
Kevin J. Krakora
Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Loan Agreement, dated as of April 27, 2005